Exhibit 23.6


                              ACCOUNTANT'S CONSENT


The Board of Directors and Stockholder
RCC Consultants, Inc.:

We consent to the use our reports, dated February 24, 1999 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


Short Hills, New Jersey
October 15, 1999                                          /s/ KPMG LLP